Exhibit 5.1

10 February 2023

Matter No.:828121

Doc Ref: 108806487

(852) 2842 9595

Felicity.Lee@conyers.com

Prestige Wealth Inc.

Suite 5102, 51/F

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Dear Sir / Madam

Re: Prestige Wealth Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1, as amended, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 25 October 2022 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to 2,300,000 ordinary shares, par value US$0.000625 each (the “Ordinary Shares”) of the Company (including the Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option) and certain underwriters’ warrants (“Warrants”, together with the Ordinary Shares, the “Securities”) to purchase up to 161,000 Ordinary Shares (the “Warrant Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1	a copy of the Registration Statement; and

1.2	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed:

1.3	copies of the memorandum and articles of association of the Company adopted on 25 October 2018, each certified by the director of the Company on 6 February 2023 (“Current M&As”);

1.4	copies of the latest drafts of the amended and restated memorandum and articles of association of the Company to become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”, together with the Current M&As, the “M&As”);

1.5	copies of written resolutions of all its directors dated 21 October 2022 and written resolutions of all its shareholders dated 21 October 2022 (together, the “Resolutions”);

1.6	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 February 2023 (the “Certificate Date”); and

1.7	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us;

2.4	that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	that upon issue of any Ordinary Shares to be sold by the Company or the Warrant Shares on exercise of the Warrants, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9	that the Company will have sufficient authorised but unissued ordinary shares of the Company for the issuance of the Ordinary Shares and Warrant Shares, whether as a principal issue or on the exercise of any of the Warrants;

2.10	that the form and terms of the Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the Cayman Islands;

2.11	that the applicable agreements creating the Securities and any supplement thereto and any other agreement or other document relating to the Securities will be valid and binding in accordance with its terms pursuant to its governing law;

2.12	that the issuance and sale of and payment for the Securities will be in accordance with the applicable agreement creating the Securities duly approved by the directors of the Company, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

2.13	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

2.14	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.15	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	When issued and paid for as contemplated by the Registration Statement and the Warrants and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4	The statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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